EXHIBIT 10.5

INSMED INCORPORATED

INCENTIVE STOCK OPTION AGREEMENT

No. of shares subject to Option:  ____________

THIS Incentive Stock Option Agreement (“Agreement”) dated this ________________, between Insmed, Incorporated, a Virginia corporation (the "Company"), and ________________ ("Participant"), is made pursuant and subject to the provisions of the Insmed Incorporated 2000 Stock Incentive Plan, as amended (the "Plan"), a copy of which has been made available to the Participant.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between the Participant and the Company as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Award Agreement shall be deemed to be modified accordingly so long as such modification is not expressly prohibited by the Plan.

1.         Grant of Option.  Pursuant to the Plan, the Company, on _________________ (the "Date of Grant"), granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of _________ shares of Common Stock at the option price of $________ per share, being not less than the Fair Market Value of such shares on the Date of Grant (“Option”).  This Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.  This Option is exercisable as hereinafter provided.

2.         Terms and Conditions.  This Option is subject to the following terms and conditions:

(a)	Expiration Date. This Option shall expire ten years from the Date of Grant (the "Expiration Date").

(b)
Exercise of Option.  Except as provided in paragraphs 3, 4 and 5, this Option shall be exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to this Option on the first anniversary of the Date of Grant (the “First Anniversary Date”) and with respect to an additional twelve and a half percent (12.5%) of the shares of Common Stock subject to this Option on the sixth month anniversary of the First Anniversary Date and each sixth month anniversary date thereafter through the fourth anniversary of the Date of Grant. If the foregoing schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded down to the nearest whole share. Once this Option has become exercisable in accordance with the preceding sentence it shall continue to be exercisable until the termination of Participant's rights hereunder pursuant to paragraph 3, 4 or 5 or until the Option has expired pursuant to subparagraph 2(a).  A partial exercise of this Option shall not affect Participant's right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(c)
Method of Exercising Option and Payment for Shares.  This Option shall be exercised by written notice delivered to the attention of the Company's Principal Financial Officer at the Company's principal office in New Jersey (see attachment A – “Notice of Option Exercise”).  The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery.  Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the day preceding the exercise date) which, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which this Option is being exercised.

(d)	Nontransferability. This Option may not be transferred except by will or by the laws of descent and distribution. During Participant's lifetime, this Option may be exercised only by Participant.

(e)
Acceptance of Option.  The Participant shall have no rights with respect to this Option unless he or she shall have accepted this Option by signing and delivering to the Company a copy of this Agreement within thirty (30) days of the Agreement date set forth in the first paragraph of this Agreement.

3.         Exercise in the Event of Death.  In the event Participant dies before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date of Participant’s death.  In that event, this Option may be exercised, to the extent exercisable under subparagraph 2(b), by Participant's estate or by the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution.  Participant's estate or such persons may exercise this Option within one (1) year of Participant's death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

4.         Exercise in the Event of Permanent and Total Disability.  In the event Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code ("Permanently and Totally Disabled") before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date he ceases to be employed by the Company and its Affiliates as a result of his becoming Permanently and Totally Disabled.  In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b), within one (1) year of the date he ceases to be employed by the Company and its Affiliates as a result of his becoming Permanently and Totally Disabled or during the period preceding the Expiration Date, whichever is shorter.

5.         Exercise After Termination of Employment.  Except as provided in paragraphs 3 and 4 hereof, if the Participant ceases to be employed by the Company and its Affiliates prior to the Expiration Date, this Option shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase under subparagraph 2(b), as well as set forth under any Service Agreement, on the date of Participant’s termination of employment. In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b) and/or under any Service Agreement, during the remainder of the period preceding the Expiration Date or until the date that is three (3) months after the date he ceases to be employed by the Company and its Affiliates, whichever is shorter.

6.         Notice.  Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

7.         Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

8.         No Right to Continued Employment.  This Option does not confer upon Participant any right to continue in the employ of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.

9.         Change in Capital Structure.  The terms of this Option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

10.       Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Virginia.

11.       Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

12.       Participant Bound by Plan.  Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13.       Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

14.       Incentive Stock Option Treatment.  The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Participant that the Option qualify as an Incentive Stock Option under Section 422 of the Code.  If any provision of the Plan or this Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option.  If and to the extent that the number of Options granted pursuant to this Agreement exceeds the limitations contained in Section 422 of the Code on the value of Shares with respect to which this Option may qualify as an Incentive Stock Option, this Option shall be a Non-Qualified Stock Option.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

INSMED INCORPORATED

By:
Name:	Will Lewis
Title:	CEO and President

[NAME OF PARTICIPANT]

Attachment A

Chief Financial Officer
Insmed Incorporated
9 Deer Park Drive, Suite C
Monmouth Junction, NJ 08852-1919

Notice Of Option Exercise

This letter is notice of my decision to exercise the option that was granted to me on __________________.   The exercise will be effective on _________________.   I am exercising the option for ________________ shares of Common Stock.  Enclosed is my check for $ __________, which is the aggregate option price for the number of shares for which I am exercising the option.

Please issue the certificate according to the following instructions:

Name/entity stock certificate issued to:
(If entity is a trust, please include date trust was established.)

Address to send stock certificate:

Sincerely,

Accepted by:

Date:

Note:  The date of exercise cannot be earlier than the date of delivery of this notice or the postmark, if the notice is mailed.